SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC. 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



    Date of report (Date of earliest event reported)  October 14, 1997
                                                    ------------------



                               UNOCAL CORPORATION
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             (Exact name of registrant as specified in its charter)



                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)



           1-8483                                     95-3825062
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(Commission File Number)                  (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California             90245
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(Address of Principal Executive Offices)                           (Zip Code)



                                 (310) 726-7600
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              (Registrant's Telephone Number, Including Area Code)

Item 5.           Other Events.

On October 14, 1997 the following news release was issued:


                       Jury upholds Unocal gasoline patent
                       -----------------------------------


         El Segundo, Calif., October 14, 1997 -- A jury in the Federal District Court, Central District (Los Angeles, Calif.), today returned a verdict validating Unocal Corporation's cleaner burning gasoline patent. The jury also found that the six defendants had infringed on the Unocal patent.

         From March 1, 1996, through July 31, 1996, the six defendants produced nearly 1.2 billion gallons of gasoline that fell within Unocal's patent claims. This amounted to about 29 percent of the total gasoline produced by the six defendants in California during this five-month period.

         Unocal issued the following statement:

               "We are extremely pleased with the jury decision today that upholds our patent claims and finds that the six defendants have infringed on that patent. This is a proper decision based on the evidence.

               It would be inappropriate to comment further at this time. The jury has yet to determine the extent of the damages. Then the Court must rule on some additional issues."





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

                      UNOCAL'S REFORMULATED GASOLINE PATENT
                                   BACKGROUND

OVERVIEW
In February 1994, Los Angeles-based Unocal Corporation was granted a United States patent for new gasoline formulations that burn cleaner. Unocal's patented gasolines are cost effective and meet stringent air quality standards, including the California Air Resources Board's Phase 2 Reformulated Gasoline (CARB Phase
2) reduced emissions regulation. The CARB Phase 2 regulation set a March 1996 deadline for oil companies to produce lower-emission fuels and required exclusive sale of those fuels at service stations throughout the state no later than June of that same year.

Unocal applied for the patent in December 1990, after spending millions of dollars over a period of months to develop formulations for low-emitting gasolines. The patent was the fruit of a Unocal project to meet anticipated federal Clean Air Act goals without having to resort to ineffective fuels, controversial additives, or costly alternative vehicles. Unocal's patented gasolines work effectively in modern cars.

BASIC SCIENCE BEHIND REFORMULATED FUELS
Gasolines are a complex mixture of hydrocarbons -- molecules containing various configurations of hydrogen and carbon atoms. They may also contain various additives, including detergents, anti-icing agents, demulsifiers, corrosion inhibitors, dyes, deposit modifiers, and nonhydrocarbons like oxygenates. Gases emitted when gasoline burns in an automobile engine generate ozone -- an invisible, pungent form of oxygen that is considered an air pollutant when present at ground-level in high concentrations.

Unocal's patent for reformulated gasolines -- or RFG -- describes gasolines having combinations of separate gasoline properties necessary to achieve reduced emissions and maintain engine performance. Unocal was the first to discover unexpected relationships between certain gasoline properties and the reduction of particular tailpipe emissions. The company's research found that by controlling the Reid Vapor Pressure, olefin content and distillation boiling point of a gasoline, one could achieve significant reduction in smog-causing tailpipe emissions.

Unocal's reformulated gasolines do not rely on emission-reducing additives like methanol, MTBE, or oxygenates, which have generated significant public health concerns, to achieve their goal. Moreover, the resulting gasolines can be manufactured with minimal modifications to the industry's existing plants, transportation systems and service stations.

REGULATORY CONTEXT
California has the strictest clean fuel standards in the country. The Phase 2 requirements for lower-emission gasolines were issued by CARB under authority of the federal 1990 Clean Air Act amendments. Those amendments require states to meet and maintain federally mandated standards for air quality.

As part of its rulemaking process, CARB gathered information from industry members (including Unocal), environmentalists, consumers and scientific leaders. Based on the best available data, the agency formulated its specifications for Phase 2 gasolines. It is important to note that while Unocal's patented gasolines meet these CARB specifications, the company's research program preceded CARB's adoption and publication of the Phase 2 requirements. In fact, Unocal applied for its patent 10 months before CARB issued its regulations.

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

HOW THE PATENT FITS IN
Having met the legal requirements to obtain a patent -- namely, establishing its invention to be "new and non-obvious" -- Unocal received Patent No. 5,288,393 from the United States Patent and Trademark office on February 22, 1994.

Unocal's patent includes many of the possible fuel compositions that refiners find practical to manufacture, while still complying with CARB's Phase 2 requirements. CARB has issued a "predictive model" that allows for refiners to adjust various characteristics of the fuel to achieve low emissions. Although other oil companies may develop their own fuels, Unocal will offer its patent for license in order to spread the benefits of lower emissions from its patented fuels (without the use of controversial additives) as widely as possible to the industry and the public.

Offers to license a government-mandated product have several precedents, even within the petroleum industry. Both Texaco and Chevron sought license fees from other oil companies for their discoveries pertaining to CARB-certified diesel fuels. Arco also filed a patent application for its version of RFG in July 1992, but later withdrew the application.

Within the auto industry, seat belts, air bags and catalytic converters are examples of inventions that were patented, licensed and then mandated by the government. Unocal's patented reformulated gasolines provide the industry with a way to economically produce cleaner burning fuels without the use of controversial additives.

TIMELINE
1989     Auto/Oil study group formed in October
1990 Unocal filed RFG patent application based on independent research on December 13
1991     Unocal results presented to CARB in June
         CARB issued Phase 2 regulations in November
1992     Arco filed for RFG patent in July
1993     Texaco offered to license CARB diesel formula
         Chevron filed application for CARB diesel patent and offered to sell license to Unocal CARB diesel introduced
1994     Unocal awarded RFG patent on February 22
1995     EPA RFG introduced
         Unocal announced RFG patent on January 31 Chevron awarded CARB diesel patent Plaintiffs filed suit against Unocal on April 13
1996     CARB Phase 2 production began March 1
1997     Trial began on July 15

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

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                           UNOCAL CORPORATION
                                              (Registrant)




Date:  October 15, 1997                     By:  /s/ JOSEPH A. HOUSEHOLDER
-----------------------                     ------------------------------
                                            Joseph A. Householder
                                            Vice President, Tax and Comptroller

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